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                                                                     Exhibit 8.1


                                  [LETTERHEAD]


                                January 25, 2000

Board of Directors
Comcast Corporation
1500 Market Street
Philadelphia, PA  19102

         Re:  Merger of Jones Intercable, Inc. with and into
              Comcast Join Holdings, Inc.

Ladies and Gentlemen:

              This opinion is being delivered to you in connection with the filing of the Proxy Statement/Prospectus for the merger (the "Merger") of Jones Intercable, Inc. (the "Company"), a Colorado corporation, with and into Comcast JOIN Holdings, Inc. ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of Comcast Corporation ("Parent"), a Pennsylvania corporation. The Proxy Statement/Prospectus is included in the Registration Statement on Form S-4 of Parent, as amended, filed with the Securities and Exchange Commission on January 10, 2000 and as amended thereafter (the "Registration Statement"). The terms and conditions of the Merger are set forth in that Agreement and Plan of Merger (the "Reorganization Agreement") dated as of December 22, 1999, by and among Parent, Merger Sub and the Company.

              Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

              We have acted as counsel to the Parent and Merger Sub in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at


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Board of Directors
Comcast Corporation
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all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

              (a)       the Reorganization Agreement;

              (b) those certain tax representation letters dated on or about the date hereof delivered to us by Parent, Merger Sub and the Company containing certain representations of Parent, Merger Sub and the Company (the "Tax Representation Letters"); and

              (c) such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub and the Company and related to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

              In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

              1. Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

              2. All representations, warranties and statements made or agreed to by Parent, Merger Sub and the Company, their managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

              3. All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters have been or will be performed without waiver or breach of any material provision thereof; and

              4. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

              Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, provided the Merger is consummated in accordance with the terms and conditions of the Reorganization Agreement and as set forth in the Registration Statement, for federal income tax purposes:

              (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;

              (ii) Parent, Merger Sub and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code;


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Board of Directors
Comcast Corporation
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              (iii)     Parent, the Company and Merger Sub will not recognize
any gain or loss as a result of the Merger;

              (iv) No gain or loss will be recognized by holders of Company Shares who exchange their Company Shares for Parent Class A Special Common Stock, except with respect to any cash received by Company stockholders in lieu of fractional shares of Parent Class A Special Common Stock;

              (v) Each holder's aggregate tax basis in Parent Class A Special Common Stock received in the Merger will equal his or her aggregate tax basis in the Company Shares exchanged therefor, reduced by the amount of cash received and increased by the amount of gain recognized in the Merger;

              (vi) Provided that the Company Shares are held as a capital asset at the Effective Time, the holding period of Parent Class A Special Common Stock received in the Merger in exchange therefor will include the holding period of such Company Shares; and

              (vii) A holder of Company Shares who receives cash in lieu of a fractional share of Parent Class A Special Common Stock will recognize gain or loss equal to the difference, if any, between the amount of cash received and the holder's tax basis in the fractional share interest.

              We consent to the reference to our firm under the caption "Material U.S. Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

              This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

              No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement, or as to any other transaction whatsoever, including the Merger, if all of the transactions described in the Reorganization Agreement are not consummated in accordance with the terms of the Reorganization Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion could be


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Board of Directors
Comcast Corporation
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adversely affected and should not be relied upon. This opinion may not apply to holders of Company Shares who have received their Shares as compensation for services rendered (for example, if the Shares are substantially non-vested within the meaning of Section 83 of the Code or were acquired upon the exercise of incentive stock options under Section 422 of the Code).

              This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administrative regulations and published rulings, all of which are subject to change, possibly with retroactive effect. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

              This opinion is being delivered solely in connection with the filing of the Proxy Statement/Prospectus contained in the Registration Statement. It is intended for your benefit, and it may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.



                                  Very truly yours,

                                  /s/ Dechert Price & Rhoads